Exhibit 10.6

GLENAYRE 1996 INCENTIVE STOCK PLAN

STOCK OPTION AGREEMENT

GRANTED TO:

NUMBER OF SHARES:

OPTION PRICE PER SHARE:

GRANT DATE:

VESTING SCHEDULE

EXPIRATION DATE:	Tenth Anniversary of Grant Date

      This Stock Option Agreement is between Glenayre Technologies, Inc. (“Glenayre”) and you.

      Glenayre sponsors the Glenayre 1996 Incentive Stock Plan (the “Plan”). A Prospectus describing the Plan is enclosed. The Plan is available upon request, and its terms are incorporated in this Agreement. Terms defined in the Plan have the same meanings in this Agreement. Additional terms are defined in Exhibit A to this Agreement.

      You and Glenayre mutually agree as follows:

      1. Subject to the terms of the Plan and this Agreement, Glenayre grants to you the Option to purchase from Glenayre the above-stated number of Shares of Glenayre’s Common Stock at the Option Price per Share stated above. You acknowledge having read the Prospectus and agree to be bound by all terms of the Plan. This Option [is/is not] an Incentive Stock Option as defined by U.S. tax laws.

      2. This Option vests and is exercisable by you in installments shown in the Vesting Schedule set forth above. However, subject to the limitations of Section 14.2 of the Plan, this Option shall become vested and exercisable in full upon a Change of Control of Glenayre and shall continue to be exercisable until the Expiration Date.

      If you choose to exercise this Option, you must do so pursuant to the terms of the Plan and your stock option agreement and pay the Option Price set forth in the Plan. You must also pay any applicable withholding taxes in accordance with the Plan. Shares issued upon exercise of this Option shall be issued solely in your name. Your right to purchase Shares under this Option is cumulative so that when your right to purchase an installment of Shares has vested, you may purchase any of those Shares thereafter until the expiration of this Option. This Option may not be exercised for less than 100 Shares unless the number of Shares is the total number exercisable at that time under this Option. This Option is exercisable during your lifetime only by you and cannot be transferable by you other than by will, or if you die without a will, as provided by applicable law. In the event of your death, this Option shall be exercisable to the extent provided in this Agreement and the Plan by your legal representative.

      3. This Option shall expire on the earlier of (1) the Expiration Date stated above or (2) the following Cancellation Date if your employment with the Glenayre Companies terminates (depending on the reason for termination):

Reason for Termination	Cancellation Date

Death, Disability or Retirement	One year after the termination date
Cause or voluntary resignation	On the termination date
All other terminations	90 days after your termination date

      For purposes of this Agreement, your termination date shall be the last day you provide your services to the Glenayre Company, which employs you (i.e., your last day worked).

      IN WITNESS WHEREOF, Glenayre and you have executed this Agreement, effective as of the Grant Date stated above.

GLENAYRE TECHNOLOGIES, INC	EMPLOYEE:

By:

EXHIBIT A to

STOCK OPTION AGREEMENT

Definitions

      “Cause” means your:

(1)	conviction for, or plea of nolo contendere to, a felony or a crime involving moral turpitude,

(2)	commission of an act of personal dishonesty or fraud in connection with your employment by the Glenayre Companies,

(3)	commission of an act which your supervisor or manager shall have found to involve your willful misconduct or gross negligence in your duties as an employee of the Glenayre Companies,

(4)	habitual absenteeism, chronic alcoholism or other form of addiction which adversely affect your ability to perform your duties as an employee of the Glenayre Companies,

(5)	material and continued failure, after reasonable notice and opportunity to cure, to satisfactorily perform your duties as determined by your supervisor or manager, or

(6)	breach, after reasonable notice and opportunity to cure, of any material provision of any agreement between you and any of the Glenayre Companies.

However, if “Cause” is defined in another agreement between you and any of the Glenayre Companies, that definition shall be applied under this Agreement.

      “Glenayre Companies” means Glenayre Technologies, Inc. and its Subsidiaries.

      “Retirement” means your termination of employment with the Glenayre Companies after age 65.